Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Intelli-Check - Mobilisa, Inc.

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-151097, 333-143448, 333-85436 and 333-47882) and on Form S-3 (Nos. 333-151302 and 333-127663) of Intelli-Check –Mobilisa, Inc., of our report dated March 30, 2009, relating to the financial statements and financial statement schedule, which appear in this Annual Report on Form 10-K.

/s/ Amper, Politziner & Mattia, LLP
New York, New York
March 30, 2009